Exhibit 99.1

COHBAR, INC.

Inducement STOCK OPTION GRANT NOTICE

(Time-Based)

CohBar, Inc., a Delaware corporation (the “Company”) hereby grants to Optionholder an option to purchase the number of shares of the Company’s common stock (“Common Stock”) set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein, in the Option Agreement, and the Notice of Exercise1, all of which are attached hereto and incorporated herein in its entirety, and the Optionholder’s offer letter of employment from the Company, dated on or around April 26, 2021 (the “Offer Letter”).

Optionholder:	Joseph Sarret

Date of Grant:	May 3, 2021

Vesting Commencement Date:	May 3, 2021

Number of Shares

Subject to Option:	2,250,000

Exercise Price (Per Share):	$1.35

Total Exercise Price:	$3,037,500

Expiration Date:	May 2, 2031

The Option expires earlier if your Continuous Service terminates earlier, as described in the Option Agreement.

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	Twenty-five percent (25%) of the shares subject to the Option shall vest on the one-year anniversary of the Vesting Commencement Date. Thereafter, the remaining unvested shares subject to the Option shall vest in thirty-six successive equal monthly installments (rounded down to the nearest whole shares, except for the last vesting installment) on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day in any such month, on the last day of such month), subject to the Optionholder’s Continuous Service (as defined in the Option Agreement) through each such date, such that all shares subject to the Option will be fully vested and exercisable on the fourth (4th) anniversary of the Vesting Commencement Date; provided, however that the Option shall also be eligible for the accelerated vesting provisions set forth in the Offer Letter.

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash, check, bank draft or money order payable to the Company

☐ By net exercise (if approved by the Board or a Committee thereof)

☒ By cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the shares of Common Stock covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any applicable tax withholding obligations.

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice and the Option Agreement. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement and the Offer Letter set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject. Optionholder agrees and consents to electronic delivery of the Option Agreement, the Notice of Exercise, and all related information.

COHBAR, INC.		OPTIONHOLDER:

By:
[Signature]		Joseph Sarret

Title:	CFO	Date:

Date:

ATTACHMENTS: Option Agreement, Notice of Exercise

ATTACHMENT I

COHBAR, INC.

INDUCEMENT OPTION AGREEMENT

(Time-Based)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Cohbar, Inc. (the “Company”) has granted you (“you” or “Optionholder”) an option to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice, subject to the terms, restrictions, and conditions of your offer letter of employment from the Company, dated on or around April 26, 2021 (the “Offer Letter”).

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service except as otherwise provided in your Offer Letter.

For purposes of this Option Agreement, “Continuous Service” means that the Optionholder’s service with the Company or an affiliate of the Company (“Affiliate”), whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an employee, director, or consultant or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s service with the Company or an Affiliate, shall not terminate an Optionholder’s Continuous Service; provided, however, that if the entity for which an Optionholder is rendering service ceases to qualify as an Affiliate, as determined by the board of directors of the Company (the “Board”) in its sole discretion, such Optionholder’s Continuous Service shall be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company (other than with respect to himself), in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in this Option only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Optionholder, or as otherwise required by law.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your Option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments (as defined in the Company’s 2011 Equity Incentive Plan (the “2011 Plan”)), and such adjustment will be in the same manner and at the same time as similar adjustments are made pursuant to Section 9(a) of the 2011 Plan.

3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded, and to the extent permitted by law, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. For the purposes of this Option Agreement, “Fair Market Value” means, as of any date, the value of shares of Company Common Stock determined as follows: (i) if the shares of Common Stock are listed on any established stock exchange, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such stock exchange or national market system; (ii) if shares of Common Stock are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the shares of Common stock on the day of determination; or (iii) in the absence of an established market for the shares of Common Stock, the Fair Market Value thereof shall be determined by the Board in compliance with Section 409A of the Code.

(c) Pursuant to the following deferred payment alternative:

(i) Not less than 100% of the aggregate exercise price, plus accrued interest, shall be due four years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.

(ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the classification of your option as a liability for financial accounting purposes.

(iii) To elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a pledge agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

(d) By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

(e) in any other form of legal consideration that may be acceptable to the Board.

4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause (as defined in the Offer Letter);

(b) six months after the termination of your Continuous Service for any reason other than Cause or your Disability (as defined below) or death, provided that if during any part of such six month period you may not exercise your option solely because of the condition set forth in Section 5 relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of six months after the termination of your Continuous Service;

(c) twelve months after the termination of your Continuous Service due to your Disability;

(d) eighteen months after your death if you die during your Continuous Service;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 6(b) or 6(c) above, the term of your option shall not expire until the earlier of 18 months after your death, the Expiration Date indicated in your Grant Notice, or the day before the tenth anniversary of the Date of Grant.

For purposes of this Option Agreement, “Disability” means, the inability of an Optionholder to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

7. EXERCISE.

(a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company at the time of exercise) together with the exercise price to the Chief Financial Officer of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, or (2) the disposition of shares of Common Stock acquired upon such exercise.

8. TRANSFERABILITY. Except as otherwise provided in this Section 8, your option is not transferable except by will or by the laws of descent and distribution or by court order and is exercisable during your lifetime only by you or unless otherwise permitted by the Board in a manner consistent with applicable tax and securities laws. The terms of this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Optionholder. Notwithstanding anything to the contrary in this Section 8 or otherwise in this Option Agreement, if at any period of time the Company is relying on Rule 12h-1(f), your option is transferrable during such period only to the extent permissible under Rule 12h-1(f).

(a) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.

(b) Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of your estate shall be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

9. COPORATE TRANSACTIONS. Except as otherwise set for in this Option Agreement or the Offer Letter, in the event of Dissolution or Liquidation, Corporate Transaction or Change in Control (each as defined in the 2011 Plan), this option shall be treated in accordance with Section 9(b) – (d) of the 2011 Plan.

10. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an Affiliate.

11. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock unless such obligations are satisfied.

12. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer its compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

13. NOTICES. Any notices provided for in your option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

14. Governing law; severability. If one or more provisions of this Option Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Option Agreement, (ii) the balance of this Option Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Option Agreement shall be enforceable in accordance with its terms. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Notice and this Option Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California in San Mateo County or the federal courts of the United States for the Northern District of California and no other courts.

15. Entire Agreement; Enforcement of Rights. The Stock Option Grant Notice, this Option Agreement and the Offer Letter constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning this option are superseded. No modification of or amendment to this Option Agreement, nor any waiver of any rights under this Option Agreement, shall be effective unless in writing and signed by the parties to this Option Agreement. The failure by either party to enforce any rights under this Option Agreement shall not be construed as a waiver of any rights of such party.

16. Administration. This Option Agreement will be administered by the either the Board or the Compensation Committee of the Board, which will have full power to implement and carry out this Option Agreement.

ATTACHMENT II

NOTICE OF EXERCISE

COHBAR, INC.

Cohbar, Inc.

1455 Adams Drive

Menlo Park, CA 94025

Attention: CFO

Date of Exercise: ____________

Ladies and Gentlemen:

This constitutes notice under my option that I elect to purchase the number of shares of Common Stock of Cohbar, Inc. (the “Company”) for the price set forth below.

Type of option:	Nonstatutory Stock Option
Option dated:	______________
Number of shares as to which option is exercised:	______________
Shares to be issued in name of:	______________
Total exercise price:	$_____________
Cash payment delivered herewith:	$_____________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Option Agreement, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the option.

I acknowledge that I have received a copy of the prospectus relating to this Option and the tax consequences of exercise.  I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the shares at this time.

I understand that all sales of shares are subject to compliance with the Company’s policy on securities trades.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Option Agreement, the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

Very truly yours,

[Name]

COHBAR, INC.

Inducement STOCK OPTION GRANT NOTICE

(Performance-Based)

CohBar, Inc., a Delaware corporation (the “Company”) hereby grants to Optionholder an option to purchase the number of shares of the Company’s common stock (“Common Stock”) set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein, in the Option Agreement, and the Notice of Exercise1, all of which are attached hereto and incorporated herein in its entirety, and the Optionholder’s offer letter of employment from the Company, dated on or around April 26, 2021 (the “Offer Letter”).

Optionholder:	Joseph Sarret

Date of Grant:	May 3, 2021

Vesting Commencement Date:	May 3, 2021

Number of Shares

Subject to Option:	1,300,000

Exercise Price (Per Share):	$1.35

Total Exercise Price:	$1,775,000

Expiration Date:	May 2, 2031

The Option expires earlier if your Continuous Service terminates earlier, as described in the Option Agreement.

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	The Option shall vest based on (i) the Optionholder’s Continuous Service (as defined in the Option Agreement) as set forth on Schedule A to this Stock Option Grant Notice (the “Vesting and Performance Schedule”) and (ii) the satisfactory achievement of the performance conditions set forth on the Vesting and Performance Schedule; provided, however that the Option shall also be eligible for the accelerated vesting provisions set forth in the Offer Letter.

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash, check, bank draft or money order payable to the Company

☐ By net exercise (if approved by the Board or a Committee thereof)

☒ By cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the shares of Common Stock covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any applicable tax withholding obligations.

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice and the Option Agreement. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement and the Offer Letter set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject. Optionholder agrees and consents to electronic delivery of the Option Agreement, the Notice of Exercise, and all related information.

COHBAR, INC.		OPTIONHOLDER:

By:
[Signature]		Joseph Sarret

Title:	CFO	Date:

Date:

ATTACHMENTS: Schedule A (Vesting and Performance Schedule), Option Agreement, Notice of Exercise

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ATTACHMENT I

COHBAR, INC.

INDUCEMENT OPTION AGREEMENT

(Performance-Based)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Cohbar, Inc. (the “Company”) has granted you (“you” or “Optionholder”) an option to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice, subject to the terms, restrictions, and conditions of your offer letter of employment from the Company, dated on or around April 26, 2021 (the “Offer Letter”).

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice and the Vesting and Performance Schedule, provided that vesting will cease upon either the failure to achieve the applicable performance metrics set forth in the Vesting and Performance Schedule or the termination of your Continuous Service except as otherwise provided in your Offer Letter.

For purposes of this Option Agreement, “Continuous Service” means that the Optionholder’s service with the Company or an affiliate of the Company (“Affiliate”), whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an employee, director, or consultant or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s service with the Company or an Affiliate, shall not terminate an Optionholder’s Continuous Service; provided, however, that if the entity for which an Optionholder is rendering service ceases to qualify as an Affiliate, as determined by the board of directors of the Company (the “Board”) in its sole discretion, such Optionholder’s Continuous Service shall be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company (other than with respect to himself), in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in this Option only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Optionholder, or as otherwise required by law.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your Option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments (as defined in the Company’s 2011 Equity Incentive Plan (the “2011 Plan”)), and such adjustment will be in the same manner and at the same time as similar adjustments are made pursuant to Section 9(a) of the 2011 Plan.

3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded, and to the extent permitted by law, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

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(b) Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. For the purposes of this Option Agreement, “Fair Market Value” means, as of any date, the value of shares of Company Common Stock determined as follows: (i) if the shares of Common Stock are listed on any established stock exchange, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such stock exchange or national market system; (ii) if shares of Common Stock are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the shares of Common stock on the day of determination; or (iii) in the absence of an established market for the shares of Common Stock, the Fair Market Value thereof shall be determined by the Board in compliance with Section 409A of the Code.

(c) Pursuant to the following deferred payment alternative:

(i) Not less than 100% of the aggregate exercise price, plus accrued interest, shall be due four years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.

(ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the classification of your option as a liability for financial accounting purposes.

(iii) To elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a pledge agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

(d) By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

(e) in any other form of legal consideration that may be acceptable to the Board.

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4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause (as defined in the Offer Letter);

(b) six months after the termination of your Continuous Service for any reason other than Cause or your Disability (as defined below) or death, provided that if during any part of such six month period you may not exercise your option solely because of the condition set forth in Section 5 relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of six months after the termination of your Continuous Service;

(c) twelve months after the termination of your Continuous Service due to your Disability;

(d) eighteen months after your death if you die during your Continuous Service;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 6(b) or 6(c) above, the term of your option shall not expire until the earlier of 18 months after your death, the Expiration Date indicated in your Grant Notice, or the day before the tenth anniversary of the Date of Grant.

For purposes of this Option Agreement, “Disability” means, the inability of an Optionholder to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

7. EXERCISE.

(a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company at the time of exercise) together with the exercise price to the Chief Financial Officer of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

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(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, or (2) the disposition of shares of Common Stock acquired upon such exercise.

8. TRANSFERABILITY. Except as otherwise provided in this Section 8, your option is not transferable except by will or by the laws of descent and distribution or by court order and is exercisable during your lifetime only by you or unless otherwise permitted by the Board in a manner consistent with applicable tax and securities laws. The terms of this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Optionholder. Notwithstanding anything to the contrary in this Section 8 or otherwise in this Option Agreement, if at any period of time the Company is relying on Rule 12h-1(f), your option is transferrable during such period only to the extent permissible under Rule 12h-1(f).

(a) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.

(b) Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of your estate shall be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

9. COPORATE TRANSACTIONS. Except as otherwise set for in this Option Agreement or the Offer Letter, in the event of Dissolution or Liquidation, Corporate Transaction or Change in Control (each as defined in the 2011 Plan), this option shall be treated in accordance with Section 9(b) – (d) of the 2011 Plan.

10. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an Affiliate.

11. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

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(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock unless such obligations are satisfied.

12. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer its compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

13. NOTICES. Any notices provided for in your option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

14. Governing law; severability. If one or more provisions of this Option Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Option Agreement, (ii) the balance of this Option Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Option Agreement shall be enforceable in accordance with its terms. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Notice and this Option Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California in San Mateo County or the federal courts of the United States for the Northern District of California and no other courts.

15. Entire Agreement; Enforcement of Rights. The Stock Option Grant Notice, this Option Agreement and the Offer Letter constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning this option are superseded. No modification of or amendment to this Option Agreement, nor any waiver of any rights under this Option Agreement, shall be effective unless in writing and signed by the parties to this Option Agreement. The failure by either party to enforce any rights under this Option Agreement shall not be construed as a waiver of any rights of such party.

16. Administration. This Option Agreement will be administered by the either the Board or the Compensation Committee of the Board, which will have full power to implement and carry out this Option Agreement.

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ATTACHMENT II

NOTICE OF EXERCISE

COHBAR, INC.

Cohbar, Inc.

1455 Adams Drive

Menlo Park, CA 94025

Attention: CFO

Date of Exercise: ____________

Ladies and Gentlemen:

This constitutes notice under my option that I elect to purchase the number of shares of Common Stock of Cohbar, Inc. (the “Company”) for the price set forth below.

Type of option:	Nonstatutory Stock Option
Option dated:	______________
Number of shares as to which option is exercised:	______________
Shares to be issued in name of:	______________
Total exercise price:	$_____________
Cash payment delivered herewith:	$_____________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Option Agreement, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the option.

I acknowledge that I have received a copy of the prospectus relating to this Option and the tax consequences of exercise.  I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the shares at this time.

I understand that all sales of shares are subject to compliance with the Company’s policy on securities trades.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Option Agreement, the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

Very truly yours,

[Name]

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